Exhibit 1

Reporting Persons:        CDR-Cookie Acquisition, L.L.C.
                        Clayton, Dubilier & Rice Fund VI Limited Partnership
                        CD&R Associates VI Limited Partnership
                        CD&R Investment Associates VI, Inc.
Issuer Name:                COVANSYS CORPORATION  -- CVNS
Address:                1403 Foulk Road, Suite 106
                                 Wilmington, DE 19803
Statement for:                September 15, 2004
SIGNATURES:

CDR-COOKIE ACQUISITION, L.L.C.
By:               /s/ Kevin J. Conway
      Name:         Kevin J. Conway
      Title:        President

CLAYTON, DUBLIER & RICE FUND VI
LIMITED PARTNERSHIP
By:        CD&R Associates VI Limited Partnership,
             its general partner
             By:  CD&R Investment Associates VI, Inc.
                     its managing general partner
                     By:        /s/ Kevin J. Conway
                             Name:  Kevin J. Conway
                             Title:    Vice President, Secretary and
                                          Assistant Treasurer

CD&R ASSOCIATES VI LIMITED PARTNERSHIP
By:        CD&R Investment Associates VI, Inc.,
             its managing general partner
             By:     /s/  Kevin J. Conway
                    Name:  Kevin J. Conway
                    Title:    Vice President, Secretary and
                                 Assistant Treasurer

CD&R INVESTMENT ASSOCIATES VI, INC.
By:             /s/  Kevin J. Conway
            Name:  Kevin J. Conway
            Title:    Vice President, Secretary and
                         Assistant Secretary

signatures.txt